August 10, 2012

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 402 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 402 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 402 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.

7Twelve Balanced Fund

2.

13D Activist Fund

3.

Adaptive Allocation Fund

4.

Altegris Equity Long Short Fund

5.

Altegris Future Evolution Strategy Fund

6.

Altegris Macro Strategy Fund

7.

Altegris Managed Futures Strategy Fund

8.

Altrius Small Cap Value Fund

9.

Ascendant Balanced Fund

10.

Ascendant Multicap Equity Fund

11.

Ascendant Natural Resources Fund

12.

Ascendant Natural Resources Master Fund

13.

Ascendant Patriot Fund

14.

Astor Active Income ETF Fund

15.

Astor Style Preferred Growth ETF Fund

16.

Astor Long/Short ETF Fund

17.

BTS Bond Asset Allocation Fund

18.

Bandon Isolated Alpha Fixed Income Fund

19.

Beech Hill Total Return Fund

20.

Biondo Focus Fund

21.

Biondo Growth Fund

22.

Bishop Volatility Flex Fund

23.

CIFG MaxBalanced Fund

24.

CMG Absolute Return Strategies Fund

25.

CMG Tactical Equity Strategy Fund

26.

CWC Small Cap Aggressive Value Fund

27.

Chadwick & D’Amato Fund

28.

Changing Parameters Fund

29.

Diversified Risk Parity Fund

30.

The Collar Fund

31.

The Currency Strategies Fund

32.

Eagle MLP Strategy Fund

33.

EAS Alternative Fund

34.

EAS Trademark Capital Global Fund

35.

The FX Strategy Fund

36.

GMG Defensive Beta Fund

37.

GPS Multiple Strategy Fund

38.

Generations Multi-Strategy Fund

39.

Ginkgo Multi-Strategy Fund

40.

The Giralda Fund

41.

Grant Park Managed Futures Strategy Fund

42.

Incline Capital Trend Following Fund

43.

Investment Partners Opportunities Fund

44.

Iron Horse Fund

45.

KCM Macro Trends Fund

46.

The Lacerte Guardian Fund

47.

Leader Short-Term Bond Fund

48.

Leader Total Return Fund

49.

Makefield Managed Futures Strategy Fund

50.

MutualHedge Frontier Legends Fund

51.

MutualHedge Equity Long-Short Legends Fund

52.

MutualHedge Event Driven Legends Fund

53.

Navigator Equity Hedged Fund

54.

PSI Market Neutral Fund

55.

PSI Total Return Fund

56.

PSI Strategic Growth Fund

57.

PSI Tactical Growth Fund

58.

PTA Comprehensive Alternatives Fund

59.

Pacific Financial Core Equity Fund

60.

Pacific Financial Explorer Fund

61.

Pacific Financial International Fund

62.

Pacific Financial Strategic Conservative Fund

63.

Pacific Financial Tactical Fund

64.

Power Income Fund

65.

Princeton Futures Strategy Fund

66.

Quantitative Managed Future Strategy Fund

67.

Rady Bear Fund

68.

Rady Commodity Equity Fund

69.

Rady Growth and Income Fund

70.

Rady Monthly High Income Fund

71.

Rady Multi-Strategy Alternative Fund

72.

Rady Small Cap Value Fund

73.

Rady Tactical Long/Short Fund

74.

RPG Premium Emerging Markets Sector Fund

75.

SCA Absolute Return Fund

76.

SCA Directional Fund

77.

Sandalwood Multi-Strategy Opportunity Fund

78.

Sierra Core Retirement Fund

79.

Sierra Strategic Income Fund

80.

SouthernSun Small Cap Fund

81.

SouthernSun U.S. Equity Fund

82.

Tatro Capital Tactical Appreciation Fund

83.

Toews Hedged Commodities Fund

84.

Toews Hedged Emerging Markets Fund

85.

Toews Hedged Growth Allocation Fund

86.

Toews Hedged High Yield Bond Fund

87.

Toews Hedged International Developed Markets Fund

88.

Toews Hedged Large-Cap Fund

89.

Toews Hedged Small & Mid Cap Fund

90.

TransWestern Institutional Short Duration Government Bond Fund

91.

Triex Tactical Long/Short Fund

92.

Wade Tactical Long Short Fund

93.

Wintrust Capital Disciplined Equity Fund

94.

Wintrust Capital Small Cap Opportunity Fund

95.

Zeo Strategic Income Fund